- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
- --------------------------------------------------------------------------------



                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 29, 1996


                                  HOME BANCORP
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Indiana                          0-22376             35-1906765
- -------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    132 East Berry Street, P.O. Box 989
    Fort Wayne, Indiana                                         46801-0989
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (219) 422-3502
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.   Other Events.

          Attached Press Release Relative to Announcing June 30, 1996 Earnings

================================================================================

                                  NEWS RELEASE

================================================================================

Home Bancorp                                            Date       July 29, 1996
                                                        ------------------------
132 EAST BERRY STREET   P.O. BOX 989                    Contact    W. Paul Wolf
FORT WAYNE, INDIANA 46801-0989                          ------------------------
PHONE:  (219) 422-3502
FAX:  (219) 426-7027


                                  HOME BANCORP
                        Announces June 30, 1996 Earnings

FORT WAYNE, Indiana, -- July 29, 1996 -- Home Bancorp (Nasdaq: HBFW), the holding company for Home Loan Bank, today reported fiscal year 1996 third quarter ended June 30, 1996 net income of $707,000 compared to $727,000 for the same period prior year ended June 30, 1995. The earnings for third quarter fiscal year 1996 were negatively impacted by $132,500 increase of interest-bearing deposit expense plus an increased non-interest expense of $104,000 for prior year like period.

Total interest income for the June 30, 1996 quarter increased $223,000 over the quarter ended June 30, 1995 primarily from net loan receivable growth, the Company's core business.

The return on average assets was 0.90% for the three months ended June 30, 1996 compared to 0.94% for the quarter ended June 30, 1995.

The Fort Wayne-based parent of Home Loan Bank had net interest income after provision of $2,334,607 for quarter ended June 30, 1996, a 5.0% increase from $2,223,116 in the same quarter a year earlier. Non-interest income for quarter ended June 30, 1996 increased to $60,142 from $53,811 for quarter ended June 30, 1995. Non-interest expense increased $104,385 from $1,096,899 for quarter ended June 30, 1995 to $1,201,284 for quarter ended June 30, 1996.

Total assets at June 30, 1996 were $315.9 million compared to $313.2 million at September 30, 1995, a modest increase associated with the Company's stock repurchase plan of 494,690 shares. Net loan receivables at June 30, 1996 were $239.8 million compared to $230.4 million at March 31, 1996. Deposits were $264.3 million at June 30, 1996, an increase of $8.2 million during fiscal year 1996 first nine months.

Home Bancorp's common stock book value as of June 30, 1996 was $16.96.

The Company's ratios of non-performing assets to total assets, as of June 30, 1996, were 0.04% compared to 0.08% at June 30, 1995. The allowance for loan losses at June 30, 1996 was $1.4 million.

Home Loan Bank fsb, the wholly-owned subsidiary of Home Bancorp, was established March 22, 1893. Home Loan Bank currently operates eight full service offices serving Fort Wayne (6), Decatur (1) and New Haven (1), Indiana. Deposits are insured by the Federal Deposit Insurance Corporation.

         Home Bancorp (Nasdaq)
                            Quarter June 30:          1996           1995
                            ----------------          ----           ----
         Net Income . . . . . . . . . . . . . . .  $707,000       $727,000
         Share Earns: Net Income  . . . . . . . .     $0.26          $0.24



                       Holding Company for Home Loan Bank